HAMILTON & ASSOCIATES LAW GROUP, P.A.
101 Plaza Real South Suite 201 S
Boca Raton Fl 33432
Telephone: (561) 416-8956
Facsimile: (561) 416-2855
Email: lawrocks@aol.com
August 4, 2011

Board of Directors
Development Capital Group, Inc.
6029 Paseo Acampo
Carlsbad, California 92009

Re: Registration Statement on Form S-1

Gentlemen:

Hamilton & Associates Law Group, P. A. (the “Law Firm”) has acted as counsel to Development Capital Group, Inc. (the “Company”), a Florida corporation, in the preparation on a Registration Statement on Form S-1 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission on August 4, 2011 covering 1,100,000 shares of the Company’s Common Stock held by 49 selling shareholders (the “Stock”) identified in the Registration Statement.

In so acting, this Law Firm has examined and relied upon such records, documents and other instruments as to factual matters that in this Law Firm’s judgment are necessary or appropriate in order to express the opinion hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to the Law Firm as originals, and the conformity to original documents of all documents submitted to the Law Firm as certified or photostatic copies. This opinion is based upon the laws of the state of Florida.

Based on the foregoing, this Law firm is of the opinion that:
1. The Stock is duly and validly issued, fully paid and non-assessable.
2. The issuance of the Stock has been duly authorized.

The Law Firm hereby consents to the use of this opinion in the Prospectus discussion of the opinion in and to being named in the “Interests of Named Experts and Counsel” section of the Registration Statement. The Law Firm also consents to the Reproduction of this opinion as Exhibit 5 to the Registration Statement filed with the Commission.

Very truly yours,

Hamilton & Associates Law Group, P. A.

/s/ Brenda Lee Hamilton
By:	Brenda Lee Hamilton, Esquire
Sole Director of Hamilton & Associates Law Group, P.A.